Joint Filer Information
                             -----------------------


 Issuer Name and Trading Symbol:    Steinway Musical Instruments, Inc.   ("LVB")


 Designated Reporter:    American International Group, Inc.


Name and Address of Reporting Person:
-------------------------------------

AIG Retirement Services, Inc.
1 SunAmerica Center
Los Angeles, California 90067


   By: /s/ Christine A. Nixon
       ------------------------
       Name: Christine A. Nixon
       Title: Vice President


SunAmerica Life Insurance Company
1 SunAmerica Center
Los Angeles, California 90067



   By: /s/ Christine A. Nixon
       ----------------------------
       Name: Christine A. Nixon
       Title: Senior Vice President